EXHIBIT 5.1

Morrison & Foerster LLP
5200 Republic Plaza
370 Seventeenth Street
Denver, CO 80202-5638

June 16, 2005

Connetics Corporation
3160 Porter Drive
Palo Alto, California 94304

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-8 being filed by Connetics Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of a total of 1,254,514 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value, which will be issuable from time to time under the Company’s 1995 Employee Stock Purchase Plan and the Company’s Stock Plan (2000) (collectively, the “Plans”).

In connection with this opinion, we have reviewed such Registration Statement, the Company’s filings with the Securities and Exchange Commission, certificates of public officials and certain of the Company’s corporate records, documents and instruments relating to the approval and adoption of the Plans and the authorization of the issuance of the Shares, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

In connection with this opinion, we have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with originals of all items submitted to us as copies. We have relied on the Company’s records and have assumed the accuracy and completeness thereof. We also have relied upon a certificate of an officer of the Company as to certain factual matters.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plans and pursuant to the agreements that accompany each issuance under the Plans, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP